                              CERPROBE CORPORATION                EXHIBIT 11

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                   EXHIBIT 11

                                   (UNAUDITED)


                                                     THREE MONTHS ENDED            SIX MONTHS ENDED
                                                          JUNE 30,                     JUNE 30,
                                                --------------------------    --------------------------
                                                    1998           1997           1998           1997
                                                -----------    -----------    -----------    -----------
Net income (loss)                               $   466,778    $ 1,589,326    $ 2,812,208    $(3,305,307)
                                                ===========    ===========    ===========    ===========

Weighted average common shares outstanding        8,109,950      6,353,047      8,105,700      6,321,399

Common equivalent shares representing shares
issuable upon exercise of stock options             276,844        243,022        326,702        238,626

Subtraction of common equivalent shares due to
antidilutive nature                                     --             --             --       (238,626)
                                                -----------    -----------    -----------    -----------

Dilutive adjusted weighted average shares
and assumed conversions                           8,386,794      6,596,069      8,432,402      6,321,399
                                                ===========    ===========    ===========    ===========



Basic net income (loss) per share               $      0.06    $      0.25    $      0.35    $     (0.52)
                                                ===========    ===========    ===========    ===========


Diluted net income (loss) per share             $      0.06    $      0.24    $      0.33    $     (0.52)
                                                ===========    ===========    ===========    ===========